UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Section 240.14a-12

            MORGAN STANLEY VARIABLE INVESTMENT SERIES

(Names of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

 Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MORGAN STANLEY VARIABLE INVESTMENT SERIES
INFORMATION PORTFOLIO

c/o Morgan Stanley Trust
Harborside Financial Center, Plaza Two, Jersey City, NJ 07311
Toll Free (800) 869-NEWS

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
JUNE 16, 2006

A Special Meeting of Shareholders of the Information Portfolio (the ‘‘Portfolio’’), a series of MORGAN STANLEY VARIABLE INVESTMENT SERIES (the ‘‘Fund’’), will be held at 1221 Avenue of the Americas, 3rd Floor Auditorium, New York, NY on Friday, June 16, 2006, (the ‘‘Meeting’’) at 9:30 a.m., Eastern Time, for the following purposes:

1. To approve or disapprove a Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders (the ‘‘Plan’’); and

2. To consider and act upon any other matters which may properly come before the Meeting or any adjournments thereof.

Shareholders of record of the Portfolio at the close of business on March 20, 2006 are entitled to notice of, and to vote at, the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose. You may also vote by telephone or via the Internet in the manner indicated in the enclosed proxy.

In the event that the necessary quorum to transact business or the vote required to approve or disapprove any proposal is not obtained at the Meeting with respect to the Portfolio, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Portfolio's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies they are entitled to vote in favor of the Plan and will vote against any such adjournment those proxies to be voted against the Plan.

By order of the Board of Trustees,
MARY E. MULLIN Secretary

April 3, 2006

IMPORTANT

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed proxy or by voting by telephone or via the internet in the manner indicated in the enclosed proxy. If you are unable to be present in person, please fill in, sign and return the enclosed proxy, or vote by telephone or via the internet in the manner indicated in the enclosed proxy, in order that the necessary quorum may be represented at the meeting. The enclosed envelope requires no postage if mailed in the United States.

The Board of Trustees of the Fund recommends that you cast your vote for approval of the Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.

Your vote is important.

MORGAN STANLEY VARIABLE INVESTMENT SERIES
INFORMATION PORTFOLIO
c/o Morgan Stanley Trust

Harborside Financial Center, Plaza Two, Jersey City, NJ 07311
Toll Free (800) 869-NEWS

PROXY STATEMENT

Special Meeting of Shareholders

June 16, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the ‘‘Trustees’’) of Morgan Stanley Variable Investment Series (the ‘‘Fund’’) for use at the Special Meeting of Shareholders of the Information Portfolio of the Fund (the ‘‘Portfolio’’) to be held on June 16, 2006, and at any adjournments thereof (the ‘‘Meeting’’) for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the ‘‘Notice of Special Meeting’’). The first mailing of this Proxy Statement is expected to be made on or about April 5, 2006.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of the Plan for which they are entitled to vote, as set forth in the attached Notice of Special Meetings. A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (if returned and received in time to be voted), or attendance and voting at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

The holders (‘‘Shareholders’’) of Class X shares and Class Y shares (collectively, the ‘‘Shares’’) of the Portfolio as of the close of business on March 20, 2006, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting (the ‘‘Record Date’’), are entitled to one vote for each Share held and a fractional vote for a fractional Share. As of March 20, 2006, the Record Date, the Portfolio had 554,577 Class X shares and 1,792,460 Class Y shares outstanding.

The Shares of the Portfolio are currently offered exclusively to life insurance companies in connection with particular life insurance and/or annuity contracts they offer. Currently, the following life insurance companies are shareholders: (1) Allstate Life Insurance Company, which also includes accounts formerly held with Northbrook Life Insurance Company (‘‘Allstate’’) for allocation to certain separate accounts established to fund the benefits under certain flexible premium deferred variable annuity contracts and certain single premium variable life insurance contracts issued by Allstate; and (2) Allstate Life Insurance Company of New York (‘‘Allstate NY’’) for allocation to certain separate accounts established to fund the benefits under certain flexible premium deferred variable annuity contracts issued by Allstate NY. The separate accounts are sometimes referred to individually as an ‘‘Account’’ and collectively as the ‘‘Accounts.’’ The variable annuity contracts issued by Allstate and Allstate NY are sometimes referred to as the ‘‘Variable Annuity Contracts.’’ The variable life insurance contracts issued by Allstate are sometimes referred to as the ‘‘Variable Life Contracts.’’ The Variable Annuity Contracts and the Variable Life Contracts are sometimes referred to as the ‘‘Contracts.’’

The home office address of Allstate is 3100 Sanders Road, Northbrook, IL 60062. The home office address of Allstate NY is 100 Motor Parkway, Hauppauge, New York 11788-5107. The table below sets forth the ownership of the shares of the Portfolio on the Record Date. The percentage ownership of Shares of the Portfolio changes from time to time depending on purchases and redemptions by Shareholders and the total number of Shares outstanding.

Shareholder	Number of Class X Shares	Percentage Of Class X Outstanding Shares	Number Of Class Y Shares	Percentage Of Class Y Outstanding Shares
Allstate	536,302	96.7%	1,768,850	98.7%
Allstate NY	18,275	3.3%	23,610	1.3%
TOTAL	554,577	100%	1,792,460	100%

Proxies

In accordance with their view of currently applicable law, Allstate and Allstate NY will vote the Shares of the Portfolio held in the applicable Account based on instructions received from the contractholders having the voting interest in the corresponding sub-accounts of the Account. In connection with the solicitation of such instructions from such contractholders, it is understood and expected that Allstate and Allstate NY will furnish a copy of this Proxy Statement to contractholders and that Allstate and Allstate NY will furnish to contractholders one or more instruction cards by which the contractholders may provide their instructions to Allstate and Allstate NY. Shares for which no instructions are received in time to be voted will be voted by Allstate and Allstate NY in the same proportion as shares for which instructions have been received in time to be voted.

All costs of the Meeting, including, but not limited to, the preparation and mailing of proxy materials and the solicitation of proxies, will be borne by Morgan Stanley Investment Advisors Inc., the Fund's investment adviser (the "Investment Adviser"). The solicitation of proxies will be by mail, which may be supplemented by solicitation by telephone or otherwise through Trustees and officers of the Fund and officers and regular employees of certain affiliates of the Fund, including Morgan Stanley Services Company Inc., Morgan Stanley DW Inc. and Morgan Stanley Trust, without special compensation.

PROPOSAL

Approval or disapproval of a Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.

Background

Class X shares of the Portfolio commenced operations on November 6, 2000. Class Y shares of the Portfolio commenced operations on November 6, 2000. Since that date through November 30, 2005, the Portfolio's net assets have grown to only $12 million. The anticipated growth of the Portfolio's assets through increased sales of shares has not been achieved. In addition, the Portfolio has significantly underperformed relative to its Lipper peer group in 2005 (the Portfolio's Class X and Class Y shares had returns of 0.60% and 0.20%, respectively, compared to 6.94% for its peer group). Variable annuity providers have also indicated that they are moving away from distributing certain sector funds.

The Investment Adviser and Morgan Stanley Distributors Inc., the distributor of the Portfolio's shares (the ‘‘Distributor’’) (collectively, ‘‘Management’’) believe it is unlikely that the Portfolio will experience material growth in assets in the foreseeable future due to the Portfolio's underperformance relative to its Lipper peer group and the Portfolio's failure to achieve anticipated growth to date. Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Portfolio's small asset base, the Portfolio's Management has concluded that it would be in the best interests of the Portfolio and its Shareholders to liquidate the Portfolio and has recommended that this course of action be considered by the Trustees.

At a meeting on February 6, 2006, the Trustees considered whether it would be appropriate and in the best interests of the Portfolio and its Shareholders to liquidate the Portfolio and, after careful consideration of the matter, the Trustees approved the liquidation and termination of the Portfolio pursuant to the terms of a Plan of Liquidation and Dissolution (the ‘‘Plan’’), a copy of which is attached as Exhibit A. The Trustees also directed that the Plan be submitted to the Portfolio's Shareholders for approval. In evaluating the Plan, the Trustees considered a number of factors, including the amount of the Portfolio's total assets and the likelihood that additional sales of the Portfolio's shares could increase the assets to a more viable level. Based on consideration of the foregoing and all other factors deemed relevant by them, the Trustees determined that approval of the Plan was in the best interests of the Portfolio and its Shareholders.

If Shareholders of the Portfolio fail to approve the Plan, the Portfolio will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Portfolio as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

Description of the Plan

The Plan will become effective on the date of its approval by Shareholders (the ‘‘Effective Date’’). Following Shareholder approval, the Portfolio will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio. After the distribution of assets to Shareholders, the Portfolio will be dissolved in accordance with the Plan and Massachusetts law. The Plan provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Portfolio in accordance with the purposes intended to be accomplished by the Plan.

As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Portfolio will mail to each Shareholder of record who has not redeemed its shares a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Portfolio and information concerning the sources of the liquidating distribution.

Except as may be otherwise agreed to between the Portfolio and the Investment Adviser, all expenses incurred by or allocable to the Portfolio in carrying out the Plan and dissolving the Portfolio shall be borne by the Investment Adviser.

The adoption of the Plan will not affect the right of Shareholders to redeem shares of the Portfolio at their then current net asset value per share. All officers of the Portfolio, as well as all entities serving the Portfolio, will continue in their present positions and capacities until such time as the Portfolio is liquidated and dissolved.

The Plan provides for the termination of the Portfolio under the laws of The Commonwealth of Massachusetts. The Portfolio intends to ﬁle an appropriate notice of termination with the Office of the

Secretary of State of Massachusetts. Such notice will state that the Trustees approved the termination of the Portfolio pursuant to the Plan and will specify the exact date of termination. Massachusetts law does not provide rights of appraisal or similar rights of dissent to Shareholders with respect to the proposed liquidation and termination.

General Income Tax Consequences

The following is only a general summary of the U.S. federal income tax consequences of the Plan and is limited in scope. This summary is based on the federal tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. While this summary discusses the effect of certain federal income tax provisions on the Portfolio resulting from its liquidation and dissolution, the Portfolio has not sought a ruling from the Internal Revenue Service (the ‘‘IRS’’) with respect to the liquidation and dissolution of the Portfolio. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any Shareholder upon receipt of a liquidating distribution will be as set forth below.

While this summary addresses some of the U.S. federal income tax consequences of the Plan, neither state nor local tax consequences of the Plan are discussed. Implementing the Plan may impose unanticipated tax consequences on Shareholders and affect Shareholders differently, depending on their particular tax situations independent of the Plan. This summary does not address all aspects of U.S. federal income taxation that might be important to a Shareholder, including the special rules relating to insurance companies. Shareholders should consult with their own tax advisers regarding the application of current U.S. federal income tax laws to their particular situation and with respect to state, local and other tax consequences of the Plan.

Prior to or on the last day of the Portfolio's final taxable year, the Trustees may authorize a capital gain dividend that would be distributed in addition to the final liquidation distribution. (The Portfolio had accumulated net realized losses as of February 28, 2006 and does not currently expect to realize significant net gains on the sale of assets in connection with the liquidation. Therefore, it is currently expected that Shareholders will not receive a capital gain dividend.) Within 60 days after the close of the Portfolio's final taxable year, the Portfolio will notify Shareholders as to the amount of any capital gain dividend, as well as the final liquidation distribution.

The Portfolio expects to retain its qualification as a regulated investment company (‘‘RIC’’) under the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), during the liquidation period and, therefore, expects to not be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to Shareholders. In the unlikely event that the Portfolio should lose its status as a RIC during the liquidation process, the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions, and result in the inability of the Portfolio to pass through credits against foreign taxes paid.

The Portfolio anticipates that it will generally report the amount received upon liquidation (i.e., the final liquidation distribution) for federal income tax purposes as full payment in exchange for the Shareholder's shares. Assuming the final liquidation distribution constitutes such a payment for federal income tax purposes, it will be treated as a taxable sale and will have the following consequences: A Shareholder who is a U.S. citizen or resident or otherwise subject to U.S. income taxes will be taxed only to the extent the amount of the balance of the distribution exceeds his or her adjusted tax basis in such shares; if the amount received is less than his or her adjusted tax basis, the Shareholder will realize a loss. The Shareholder's gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If such shares, which are held as capital assets, are held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be. If the Shareholder held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates. The ability to deduct capital losses may be limited.

Corporate Shareholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate Shareholder pursuant to the liquidation of the Portfolio, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate.

Under certain provisions of the Code, some Shareholders may be subject to a backup withholding tax (‘‘backup withholding’’) on the liquidating distribution (including any capital gain dividend or the distribution treated as payment for shares, as described above). Generally, Shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Portfolio, those who, to the Portfolio's knowledge, have furnished an incorrect number and those with respect to whom the Portfolio has been notified by the IRS as having under-reported their federal tax liability. Certain Shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

The Trustees of the Fund recommend that the shareholders of the Portfolio approve the Plan of Liquidation and Dissolution to terminate the Portfolio.

QUORUM AND REQUIRED VOTE

The holders of a majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Portfolio as defined under the Investment Company Act of 1940, as amended, which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy.

SHAREHOLDER PROPOSALS

The Portfolio does not hold regular Shareholder meetings. Proposals of Shareholders of the Portfolio intended to be presented at the next meeting of Shareholders must be received a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

REPORTS TO SHAREHOLDERS

The Fund's most recent Annual Report for the fiscal year ended December 31, 2005 has been sent previously to Shareholders and is available without charge upon request by calling toll-free (800) 869-NEWS.

ADDITIONAL INFORMATION

The principal address of the Investment Adviser and the Distributor is 1221 Avenue of the Americas, New York, New York 10020. The principal address of the Fund’s administrator, Morgan Stanley Services Company Inc., is c/o Morgan Stanley Trust, Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311.

OTHER BUSINESS

The Management of the Fund knows of no other matters, which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.

By order of the Board of Trustees,
MARY E. MULLIN Secretary

EXHIBIT A

PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the ‘‘Plan’’) of the Information Portfolio (the ‘‘Portfolio’’), a series of the Morgan Stanley Variable Investment Series (the ‘‘Fund’’), a trust organized and existing under the laws of The Commonwealth of Massachusetts, which has operated as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the ‘‘Investment Company Act’’), is intended to accomplish the complete liquidation and dissolution of the Portfolio in conformity with the provisions of the Fund's Declaration of Trust, as amended (the ‘‘Declaration’’), and under Massachusetts law.

WHEREAS, the Fund's Board of Trustees (the ‘‘Board’’) has deemed that it is advisable and in the best interests of the Portfolio and its Shareholders to liquidate and to dissolve the Portfolio, and the Board, on February 6, 2006, considered the matter and determined to recommend the termination of the Portfolio pursuant to this Plan;

NOW, THEREFORE, the liquidation and dissolution of the Portfolio shall be carried out in the manner hereinafter set forth:

1.	Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of Shareholders of the Portfolio (the ‘‘Meeting’’) called for the purpose of voting upon the Plan. Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Portfolio as defined under the Investment Company Act, which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy. The date of such adoption and approval of the Plan by Shareholders is hereinafter called the ‘‘Effective Date.’’

2.	Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Portfolio shall be liquidated and dissolved pursuant to the applicable provisions of Massachusetts law.

3.	Cessation of Business. After the Effective Date, the Portfolio shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional shares, as applicable.

4.	Liquidation of Assets. The Portfolio shall cause the liquidation of its assets to cash form as is practicable consistent with the terms of the Plan.

5.	Payment of Debts. As soon as practicable after the Effective Date, the Portfolio shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

A-1

6.	Liquidating Distribution. As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Portfolio will mail or wire, as applicable, the following to each Shareholder of record who has not redeemed its shares: (i) a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Portfolio (after the payments and creation of the reserves contemplated by Section 5 above), and (ii) information concerning the sources of the liquidating distribution.

7.	Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Portfolio and its investment adviser, Morgan Stanley Investment Advisors Inc., all expenses incurred by or allocable to the Portfolio in carrying out this Plan and dissolving the Portfolio shall be borne by Morgan Stanley Investment Advisors Inc.

8.	Power of the Board of Trustees. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and ﬁling of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and applicable Massachusetts law.

The death, resignation or other disability of any Trustee or any officer of the Fund shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in this Plan.

9.	Amendment of the Plan. The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Portfolio, and the distribution of assets to Shareholders in accordance with the purposes intended to be accomplished by this Plan.

A-2

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and have it at hand.
2. Call toll-free 1-866-241-6192 or go to the website: https://vote.proxy-direct.com
3. Follow the recorded or on-screen directions.
4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY CARD
MORGAN STANLEY VARIABLE INVESTMENT SERIES
INFORMATION PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2006

This Proxy Card is solicited by the Board of Trustees of the above-referenced Fund.

The undersigned shareholder hereby appoints [Stefanie V. Chang Yu, Joseph J. McAlinden and Barry Fink], and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby instructs said proxies, and each of them, to cast the votes attributable to the undersigned's interest with respect to the Information Portfolio as directed on the reverse side at the Special Meeting of Shareholders of the Information Portfolio of Morgan Stanley Variable Investment Series on June 16, 2006 at 9:00 a.m., Eastern time or any adjournment thereof. The undersigned, by completing this form, does hereby authorize the Information Portfolio to exercise its discretion in voting upon such other business as may properly come before the Meeting.

This Proxy Card, When Properly Executed, Will Be Voted By The Portfolio In The Manner Directed Herein By The Undersigned. If no direction is made, the votes attributable to this Proxy Card will be voted FOR the proposal listed on the reverse side.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date

(Please see reverse side)

EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

To vote by mail, please complete and return this Card.

You may also vote a Proxy by touch-tone phone or by internet (see enclosed Voting Information Card for further instructions).

Please mark votes as in this example:

The Trustees Recommend That Shareholders Vote FOR The
Following Proposal.

	FOR	AGAINST	ABSTAIN
1.Approval of a Plan of Liquidation and Dissolution pursuant to which the Information Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders.

Sign the Proxy Card on the reverse side and return as soon as possible in the enclosed envelope.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY

MORGAN STANLEY VARIABLE INVESTMENT SERIES VOTING INSTRUCTION CARD

MORGAN STANLEY VARIABLE INVESTMENT SERIES
INFORMATION PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 16, 2006

[Insurance Company Name Drop In]

This Instruction Card is solicited by                  from owners of variable annuity contracts and/or variable life insurance policies issued by                  who have specified that a portion of their investment be allocated to this Portfolio of Morgan Stanley Variable Investment Series.

The undersigned contract/policy owner hereby instructs that the votes attributable to the undersigned's interest with respect to the above-referenced Portfolio be cast as directed on the reverse side at the Special Meeting of Shareholders of Morgan Stanley Variable Investment Series-Information Portfolio to be held at 1221 Avenue of the Americas, New York, NY on Friday, June 16, 2006, (the "Meeting") at 9:30 a.m, Eastern time. The undersigned, by completing this Form, does hereby authorize ________ to exercise its discretion in voting upon such other business as may properly come before the Meeting.

This Instruction Card, when properly executed, will be voted by                  in the manner directed herein by the undersigned. If no direction is made, the votes attributable to this Instruction Card will be voted FOR the proposal listed on the reverse side. Interests in the Portfolio for which no instructions are received will be the proposal listed on the reverse side. Interests in the Portfolio for which no instructions are received will be voted by                  in the same proportion as votes for which instructions are received for the Portfolio.

999 9999 9999 999
Note: Please sign exactly as your name appears on this voting instruction card. Please mark, sign, date and mail your voting instruction card in the enclosed postage-paid envelope. If joint owners, each should sign. When signing as executor, trustee, etc., give full title as such.

Signature

Signature of joint owner, if any

Date

PLEASE SIGN, DATE AND RETURN YOUR INSTRUCTION CARD TODAY.

THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE FOR THE FOLLOWING PROPOSAL.

TO PROVIDE VOTING INSTRUCTIONS, PLEASE COMPLETE AND RETURN THIS CARD.

PLEASE MARK YOUR VOTING INSTRUCTIONS AS IN THIS EXAMPLE USING BLUE OR BLACK INK: EXAMPLE:

	FOR	AGAINST	ABSTAIN
1.Approval of a Plan of Liquidation and Dissolution pursuant to which the Portfolio's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders.

YOUR VOTE IS IMPORTANT!
PLEASE SIGN, DATE AND RETURN YOUR VOTING INSTRUCTION CARD TODAY IN THE ENCLOSED ENVELOPE.